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                                                                    EXHIBIT 99.1


   INPRISE AND MICROSOFT CONFIRM COMMITMENT OF INPRISE TOOLS FOR THE WINDOWS
                                   PLATFORM
Technology-Licensing Agreements Backed Up by 10 Percent Investment in Inprise by
                                   Microsoft

  SCOTTS VALLEY, Calif. -- June 8, 1999 -- Microsoft Corp. (Nasdaq: MSFT) and Inprise Corp. (Nasdaq: INPR) today announced the completion of a set of strategic technology and licensing agreements that will be the foundation for a long-term alliance between the two companies. The announcement includes a $25 million purchase by Microsoft of shares of Inprise preferred stock.

  Key components of the arrangement include Inprise's commitment to do the following:

          . Support the Microsoft(r) Windows(r) 2000 operating system, including the COM+ and the Windows Distributed interNet Applications (Windows DNA) architecture. Inprise will enhance its family of Windows development tools to support this technology as well as the Windows-based DNA architecture and to conform to the Windows 2000 Application Specification.
          .  License the latest version of the Microsoft Foundation Classes
             (MFC), the standard C++ class library for developing applications for Windows. MFC will ship with Borland C++Builder.
          . License the latest version of the Windows platform software development kit (SDK) through the Microsoft Open Tools licensing program. Elements of the Windows platform SDK will be incorporated into Inprise's Borland family of Windows-based development tools.

          "We're extremely pleased with this alliance," said Dale Fuller, interim president and CEO of Inprise. "This provides a great basis for expanding Inprise's support for the Windows platforms and newer Microsoft technologies in the Internet and elsewhere."

      In turn, Microsoft made a long-term commitment to provide Inprise with technologies related to the Windows platform and Internet technologies. Microsoft also paid Inprise $100 million for the rights to use Inprise-patented technology in Microsoft products and to settle a number of long-standing patent and technology licensing issues. The total value of the investment and payment to Inprise is $125 million.

          "Microsoft is pleased to enter into this alliance with Inprise", said Paul Maritz, vice president of the Developer Group at Microsoft. "Windows customers will benefit from Inprise's additional support of Microsoft technologies."

          "Inprise is widely known for its Borland family of developer tools that support Windows, and we look forward to expanding our alliance with the company," said Morris Beton, general manager of MSDN(tm) and Developer Programs at Microsoft. "We are pleased that Inprise is positioned to create tools and provide technologies that support the Windows platform and that complement Microsoft's product offerings."
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     About Inprise Inprise is a leading provider of software and services that simplify the complexity of application development for corporations and individual programmers. Founded in 1983, Inprise is headquartered in Scotts Valley, Calif., and has operations worldwide.
     About Microsoft Founded in 1975, Microsoft is the worldwide leader in software for personal computers. The company offers a wide range of products and services for business and personal use, each designed with the mission of making it easier and more enjoyable for people to take advantage of the full power of personal computing every day.

     Microsoft, Windows and MSDN are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.

     Inprise product names are trademarks or registered trademarks of Inprise Corporation. Other names mentioned herein may be trademarks of the party using such names.

     Forward-looking statements in this release, including but not limited to, those concerning Inprise's future financial performance, product availability dates, results of the Company's strategic review, and the potential features of or benefits to be derived from the Company's products, involve a number of uncertainties and risks, and actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, among others, the following: possible disruptive effects of organizational or personnel changes, shifts in customer demand, market acceptance of the Company's new or enhanced products, delays in scheduled product availability dates, actions or announcements by competitors, software errors, general business conditions and market growth rates in the client/server and Internet software markets, and other factors described in the Company's SEC reports on forms 8-K, 10-Q and 10-K.

     Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass/ on Microsoft's corporate information
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